              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                              IMAX FORUM RIDE, INC.

                              BEFORE ISSUING STOCK

         The undersigned, being the original incorporator of IMAX FORUM RIDE, INC., a

Nevada corporation (the "Corporation"), does hereby declare and state as follows:

         1. That the Articles of Incorporation of the Corporation were duly filed with the Nevada Secretary of State on April 23, 1996.

         2. That to this date, no stock of the Corporation has been issued.

         3. That the Articles of Incorporation of the Corporation are hereby amended as follows:

         Article III thereof is amended to read in its entirety:

                                   ARTICLE III

                                Authorized Shares

                  The aggregate number of shares that the Corporation shall have the authority to issue is 25,000 shares of stock with a par value of $.01 per share.

         4. That this certificate is made pursuant to Nevada Revised Statutes Section 78.380.

DATED:  May 1, 1996.



                                             /s/ Christy L. Connor
                                             _____________________________
                                             CHRISTY L. CONNOR
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STATE OF NEVADA

COUNTY OF CLARK

         This instrument was acknowledged before me on May 1, 1996 by Christy L. Connor.



                                             /s/ Andrea Leviton
                                             ___________________________________
                                             NOTARY PUBLIC

                                    My Commission expires:____________________ .




                                    Notary Seal